Exhibit 2.1

AMENDMENT NO. 1 TO

AMENDED AND RESTATED

STOCK PURCHASE AGREEMENT

This Amendment No. 1 to Amended and Restated Stock Purchase Agreement, dated as of March 29, 2021 (this “Amendment”), is entered into by and among Element Partners, LLC, a Delaware limited liability company (“Buyer”), Club Services, Inc., a Nevada corporation (the “Company”), Allied Esports Media, Inc., a Delaware corporation (“Seller”), and Allied Esports Entertainment, Inc., a Delaware corporation (“Parent”). Buyer, the Company, Seller and Parent are collectively referred to herein as the “Parties” and each individually as a “Party”.

WHEREAS, the Parties have entered into that certain Amended and Restated Stock Purchase Agreement dated as of March 19, 2021 (as heretofore amended, supplemented, or modified, the “Agreement”);

WHEREAS, capitalized terms used and not defined in this Amendment shall have the meanings ascribed to such terms in the Agreement; and

WHEREAS, the Parties desire to amend the Agreement to increase the Unadjusted Purchase Price and Closing Cash Payment from $90,500,000 and $80,500,000, respectively, to $105,000,000 and $95,000,000, respectively.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.       Amendment to the Agreement. Section 1.1 of the Agreement is hereby amended by (a) deleting “$90,500,000” and substituting in lieu thereof “$105,000,000” and (b) deleting “$80,500,000” and substituting in lieu thereof “$95,000,000.”

2.       Effect of the Amendment. Except as expressly amended by this Amendment, all of the terms and provisions of the Agreement remain in full force and effect and are hereby ratified and confirmed by the Parties. On and after the date hereof, each reference in the Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the Agreement in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with, the Original Agreement or the Agreement will mean and be a reference to the Agreement as amended by this Amendment.

3.       Governing Law. This Amendment shall be governed by and construed in accordance with the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

4.       Headings. The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

5.       Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g., www.Docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered, sufficient to bind the Parties to the terms and conditions of this Amendment, and otherwise valid and effective for all purposes.

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IN WITNESS WHEREOF, Buyer has caused this Amendment to be executed as of the date first written above.

BUYER

Element Partners, LLC,
a Delaware limited liability company

By:	/s/ Dan Maor
Name:	Dan Maor
Title:	Manager

Signature Page to Amendment No. 1 to Amended and Restated

Stock Purchase Agreement

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of the date first written above.

COMPANY

Club Services, Inc.,
a Nevada corporation

By:	/s/ David Polgreen
Name:	David Polgreen
Title:	Treasurer

Signature Page to Amendment No. 1 to Amended and Restated

Stock Purchase Agreement

IN WITNESS WHEREOF, Parent has caused this Amendment to be executed as of the date first written above.

PARENT

Allied Esports Entertainment, Inc.,
a Delaware corporation

By:	/s/ Frank Ng
Name:	Frank Ng
Title:	Chief Executive Officer

Signature Page to Amendment No. 1 to Amended and Restated

Stock Purchase Agreement

IN WITNESS WHEREOF, Seller has caused this Amendment to be executed as of the date first written above.

SELLER

Allied Esports Media, Inc.,
a Delaware corporation

By:	/s/ Frank Ng
Name:	Frank Ng
Title:	Chief Executive Officer

Signature Page to Amendment No. 1 to Amended and Restated

Stock Purchase Agreement